Exhibit 23.1

                            Arthur Andersen LLP


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 10, 2000, included or incorporated by reference in Trend-Lines, Inc. Annual Report on form 10-K for the year ended February 27, 1999, and to all references to our Firm in this Registration Statement.


                                               Arthur Andersen

Boston
January 14, 2000